Exhibit 99.1

Carbonite Reports Record Revenue and Profit for the Third Quarter of 2013

BOSTON, MA – October 30, 2013 – Carbonite, Inc. (NASDAQ: CARB), a leading provider of cloud solutions that keep small businesses and home offices running smoothly, today announced financial results for the quarter ended September 30, 2013.

Highlights:

•	On July 23, Carbonite announced Enhanced Server Backup, a new product designed to bring enterprise-class database server backup capabilities to the small business market. Enhanced Server Backup is a fully integrated hybrid solution that backs up the Windows System State. A server can be restored in its entirety with backup rates reaching approximate speeds in excess of one gigabit per second.

•	On July 29, Carbonite announced the beta release of its business continuity appliance which creates complete server backup images on local backup for speed, and cloud backup for ultimate safety when primary equipment fails.

•	On August 7, Carbonite signed an agreement with Tech Data, a technology wholesaler with more than 120,000 resellers worldwide, to offer Carbonite’s suite of cloud data protection solutions through Tech Data’s TDCloud business unit.

“The continued strong performance of our SMB product line, up roughly 80% year over year in Q3, shows that the investments we are making in this market are paying off. Furthermore, the success we’re seeing with our new server backup product validates last year’s acquisition of Zmanda,” said David Friend, Chairman and Chief Executive Officer of Carbonite. “Our rapidly-growing network of value-added resellers exerts a strong influence in the purchasing decisions of many small businesses and this distribution channel is proving to be an excellent complement to our traditional advertising-driven direct sales model. We expect SMB to be the dominant driver of our growth in 2014 and beyond, and we think that our comprehensive solutions that include server backup, endpoint backup, and business continuity appliances, will allow us to continue our rapid expansion into the business market.”

Financial and Operating Metrics for the Third Quarter Ended September 30, 2013

•	Revenue for the third quarter was $27.7 million, an increase of 28% from $21.6 million in the third quarter of last year.

•	Bookings for the third quarter were $27.6 million, an increase of 14% from $24.3 million in the third quarter of last year.

•	Net loss for the third quarter was ($1.2) million, compared to ($3.4) million last year. Non-GAAP net income for the third quarter was $0.2 million compared to non-GAAP net loss of ($1.9) million in the third quarter of last year.[1]

[1]	Non-GAAP net earnings and earnings per share, net loss and operating loss per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation.

•	Net loss for the third quarter was ($0.05) per share (basic and diluted), compared to a net loss of ($0.13) per share (basic and diluted) in the third quarter of last year. Non-GAAP EPS was $0.01 for the third quarter, compared to non-GAAP EPS ($0.07) in the third quarter of last year. [1]

•	Gross margin for the third quarter was 67.9%, compared to 66.6% in the third quarter of last year. Non-GAAP gross margin was 68.7% in the third quarter, compared to 67.3% in the third quarter of last year. [2]

•	Cash, cash equivalents and marketable securities were $62.3 million as of September 30, 2013, compared to $58.5 million as of June 30, 2013 and $66.3 million as of September 30, 2012.

•	Cash flow from operations for the third quarter was $2.4 million, compared to $2.4 million in the third quarter of last year. Non-GAAP free cash flow for the third quarter of 2013 was $1.4 million, compared to $567,000 in the third quarter of last year.[3]

•	Quarterly retention rate was in the 96% to 97% range, consistent with prior quarters since 2009.

An explanation of non-GAAP measures is provided under the “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measure is provided in the tables at the end of this press release.

Business Outlook

Based on information available as of October 30, 2013, Carbonite is issuing guidance for the fourth quarter and full year 2013 as follows:

For the fourth quarter of 2013, the Company expects total revenue to be in the range of $28.3 million to $28.5 million and non-GAAP net loss per diluted common share to be in the range of ($0.04) to ($0.02).

The Company expects total revenue for 2013 to be in the range of $106.7 million to $106.9 million and non-GAAP net loss per diluted common share to be in the range of ($0.23) to ($0.21).

Carbonite’s expectations of non-GAAP net loss per common share for the full year and quarter excludes stock-based compensation expense, patent litigation expense, a lease exit charge and amortization expense on intangible assets, and assumes a tax rate of 0% and weighted average shares outstanding of approximately 26 million.

Conference Call and Webcast Information

Carbonite will host a conference call on October 30, 2013, at 5:00 p.m. Eastern Time (ET) to discuss the Company’s third quarter financial results and its business outlook. To access this call, dial 866-675-4790 (domestic) or +1-913-312-0640 (international). The conference ID is 1993808. A replay of this conference call will be available until November 6, 2013 at 877-870-5176 (domestic) or +1-858-384-5517 (international). The replay pass code is 1993808. A live web cast of this conference call will also be available in the investor relations section on the Company’s website at http://investor.carbonite.com under “Events and Presentations” and a replay will be archived on the website as well.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, non-GAAP net earnings and non-GAAP net earnings

[1]	Non-GAAP net earnings and earnings per share, net loss and operating loss per share excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation.
[2]	Non-GAAP gross margin excludes amortization expense on intangible assets, stock-based compensation expense, patent litigation expense, and a lease exit charge associated with our data center relocation.
[3]

Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

per share and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share non-GAAP net earnings and non-GAAP net earnings per share exclude amortization expenses on intangible assets, stock-based compensation expenses, patent litigation expenses and a lease exit charge associated with our data center relocation from net loss. Non-GAAP free cash flow is calculated by adding the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities. Quarterly retention rate is defined as the percentage of customers on the last day of the prior quarter who remain customers on the last day of the current quarter.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite (NASDAQ: CARB) keeps small businesses and home offices running smoothly. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.

Investor Relations Contacts:

Emily Walt

Carbonite

617-927-1972

investor.relations@carbonite.com

Media Contact:

Megan Wittenberger

Carbonite

617-421-5687

media@carbonite.com

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$27,683	$21,573	$78,407	$60,367
Cost of revenue	8,899	7,205	26,192	20,984

Gross profit	18,784	14,368	52,215	39,383

Operating expenses:
Research and development	5,220	4,890	15,597	14,759
General and administrative	2,988	2,658	11,293	7,271
Sales and marketing	11,742	10,179	35,935	32,864
Restructuring charges	11	—	283	1,174

Total operating expenses	19,961	17,727	63,108	56,068

Loss from operations	(1,177)	(3,359)	(10,893)	(16,685)

Interest and other income (expense), net	—	(1)	—	(2)

Loss before income taxes	(1,177)	(3,360)	(10,893)	(16,687)

Provision for income taxes	(10)	(10)	(30)	(30)

Net loss	$(1,187)	$(3,370)	$(10,923)	$(16,717)

Basic and diluted net loss per share	$(0.05)	$(0.13)	$(0.42)	$(0.66)

Weighted-average number of common shares used in computing basic and diluted net loss per share	26,260,962	25,626,654	26,055,441	25,434,690

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	September 30,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$47,298	$40,341
Marketable securities	14,990	14,990
Accounts receivable, net of allowance	2,267	1,549
Prepaid expenses and other current assets	1,711	2,369
Restricted cash	—	500

Total current assets	66,266	59,749

Property and equipment, net	22,847	24,622
Other assets	244	147
Acquired intangible assets, net	4,179	4,871
Goodwill	11,536	11,536

Total assets	$105,072	$100,925

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,715	$6,247
Accrued expenses	10,096	5,068
Current portion of deferred revenue	66,659	60,119

Total current liabilities	79,470	71,434

Deferred revenue, net of current portion	14,530	15,087
Other long-term liabilities	509	473

Total liabilities	94,509	86,994

Stockholders’ equity
Common stock	264	258
Additional paid-in capital	140,622	133,059
Treasury stock, at cost	(22)	(22)
Accumulated other comprehensive income (loss)	(5)	9
Accumulated deficit	(130,296)	(119,373)

Total stockholders’ equity	10,563	13,931

Total liabilities and stockholders’ equity	$105,072	$100,925

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2013	2012

Operating activities
Net loss	$(10,923)	$(16,717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,461	7,877
Amortization (accretion) of premium (discount) on marketable securities	(11)	152
Stock-based compensation expense	3,658	2,974
Provision for reserves on accounts receivable	(40)	53
Non-cash restructuring charge	114	1,022
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(678)	(563)
Prepaid expenses and other current assets	658	(124)
Other assets	(97)	38
Accounts payable	(3,534)	(3,181)
Accrued expenses	4,916	1,771
Other long-term liabilities	36	43
Deferred revenue	5,983	10,587

Net cash provided by operating activities	9,543	3,932

Investing activities
Purchases of property and equipment	(6,994)	(10,238)
Proceeds from maturities of marketable securities	10,000	6,204
Purchases of marketable securities	(10,000)	(1,210)
Decrease (Increase) in restricted cash	500	(500)

Net cash used in investing activities	(6,494)	(5,744)

Financing activities
Proceeds from exercise of stock options	3,911	761

Net cash provided by financing activities	3,911	761

Effect of currency exchange rate changes on cash	(3)	6
Net increase (decrease) in cash and cash equivalents	6,957	(1,045)
Cash and cash equivalents, beginning of period	40,341	59,842

Cash and cash equivalents, end of period	$47,298	$58,797

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue	$27,683	$21,573	$78,407	$60,367

Add :
Deferred revenue ending balance	81,189	70,283	81,189	70,283
Less :
Deferred revenue beginning balance	81,232	67,527	75,206	59,696

Change in deferred revenue balance	(43)	2,756	5,983	10,587

Bookings	$27,640	$24,329	$84,390	$70,954

Calculation of Non-GAAP Net Loss and Non-GAAP Net Loss per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net loss	$(1,187)	$(3,370)	$(10,923)	$(16,717)

Add:
Amortization of intangibles	214	67	692	200
Stock-based compensation expense	1,174	1,015	3,658	2,974
Patent litigation expense	37	430	1,620	948
Lease exit charge	—	—	107	1,174

Non-GAAP net loss	$238	$(1,858)	$(4,846)	$(11,421)

Weighted average shares outstanding (basic)	26,260,962	25,626,654	26,055,441	25,434,690

Non-GAAP net loss per share	$0.01	$(0.07)	$(0.19)	$(0.45)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Gross profit	$18,784	$14,368	$52,215	$39,383
Add:
Amortization of intangibles	110	44	338	132
Stock-based compensation expense	115	113	411	314

Non-GAAP gross profit	$19,009	$14,525	$52,964	$39,829

Non-GAAP gross margin	68.7%	67.3%	67.6%	66.0%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Research and development	$5,220	$4,890	$15,597	$14,759
Less:
Stock-based compensation expense	280	259	678	825

Non-GAAP research and development	$4,940	$4,631	$14,919	$13,934

General and administrative	$2,988	$2,658	$11,293	$7,271
Less:
Amortization of intangibles	39	8	126	23
Stock-based compensation expense	530	413	1,694	1,178
Patent litigation expense	37	430	1,620	948

Non-GAAP general and administrative	$2,382	$1,807	$7,853	$5,122

Sales and marketing	$11,742	$10,179	$35,935	$32,864
Less:
Amortization of intangibles	65	15	228	45
Stock-based compensation expense	249	230	875	657

Non-GAAP sales and marketing	$11,428	$9,934	$34,832	$32,162

Restructuring charges	$11	$—	$283	$1,174
Less:
Lease exit charge	—	—	107	1,174

Non-GAAP restructuring charges	$11	$—	$176	$—

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net cash provided by operating activities	$2,353	$2,388	$9,543	$3,932

Add
Cash portion of lease exit charge	650	—	650	157
Subtract:
Purchases of property and equipment	1,649	1,821	6,994	10,238

Free cash flow	$1,354	$567	$3,199	$(6,149)